SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	31-0791746
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

255 E. Fifth Street, Suite 2600, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

2018 STOCK INCENTIVE PLAN
(Full title of the plan)

NAOMI C. DALLOB
255 E. Fifth Street, Suite 2600
Cincinnati, Ohio 45202
(Name and address of agent for service)

(513) 762-6900
(Telephone number, including area code, of agent for service)

_______________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer X	Accelerated filer __	Non-accelerated filer (Do not check if a smaller reporting company)___	Smaller reporting company __ Emerging growth company __

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ___

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Securities	Amount	maximum	maximum
to be	to be	offering	aggregate	Amount of
registered	registered*	price	offering	registration
		per share**	price**	fee

Capital Stock
(Par value $1	1,350,000 shs.	$ 333.75	$450,562,500	$56,095.03
per share)

*The number of shares being registered is the number of shares covered by the 2018 Stock Incentive Plan. In addition to such shares, this Registration Statement covers an indeterminate number of shares which, by reason of certain events specified in such Plan, may become subject to issuance thereunder.

**Estimated solely for the purpose of calculating registration fee. This amount is based on a price of $333.75 per share for 1,350,000 shares based on the average of the high and low price of a share of capital stock reported on the New York Stock Exchange on May 21, 2018.

EXPLANATORY NOTE

This registration statement is being filed to register 1,350,000 shares of capital stock for future issuance pursuant to the 2018 Stock Incentive Plan.  The documents constituting the prospectus under Part I of this registration statement for the 2018 Stock Incentive Plan are not set forth herein but will be sent or given to the participants in the 2018 Stock Incentive Plan as specified by Rule 428(b) under the Securities Act of 1933, as amended.  That prospectus has been omitted from this registration statement as permitted by Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement.

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

         (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") for the periods since December 31, 2017;

         (3) The Company's Proxy Statement dated April 10, 2018; and

         (4) The "Description of Capital Stock" incorporated by reference in the Company's Registration Statement on Form S-3ASR filed on August 17, 2007, including any amendments or reports filed to update such description.

         All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date any such documents are filed.

Item 4.  Description of Securities

         N/A

Item 5.  Interest of Named Experts and Counsel

         Legal matters in connection with the issuance of the Company's Capital Stock offered hereby have been passed upon by Naomi C. Dallob, 255 East 5th Street, Suite 2600, Cincinnati, Ohio 45202. Ms. Dallob is Vice President, Chief Legal Officer and Secretary, and a stockholder of the Company.

Item 6.  Indemnification of Directors and Officers

              The Certificate of Incorporation and By-laws of the Company, and separate Indemnity Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or proceeding brought or threatened by reason of his or her position with the Company. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law. The Company also maintains directors and officers  liability insurance for the benefit of its directors and officers.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

             N/A
Item 8.  Exhibits.

Page Number or
Incorporation
	Number	by Reference
	Under Item 601	File Number
Exhibit	Regulation	and
Number	S-K	Filing Date

II - 1

4.1	(4)	Certificate of Incorporation	Form S-3
			Reg. No. 33-44177
			11/26/91

4.2	(4)	Amendment to Certificate	Form S-8
		of Incorporation	Reg. No. 333-109104
			09/25/03

4.3	(4)	Amendment to Certificate	Form S-4
		of Incorporation	Reg. No. 333-115668
			05/20/04

4.4	(4)	Amendment to Certificate	Form 8-K
		of Incorporation	05/16/06

4.5	(4)	2018 Stock Incentive Plan	2018 Proxy Statement
			04/10/18

4.6	(4)	Form of Option Grant	Form 10-K
			02/26/16

5	(5)	Opinion and Consent of Counsel	E-1

23	(23)	Consent of Independent	E-2
		Accountants

24	(24)	Powers of Attorney	E-3 through E-11

Item 9.  Undertakings.

              The undersigned registrant hereby undertakes (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution; (2) for determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and (3) it will file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

              For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
             Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II - 2

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 23, 2018.

                                CHEMED CORPORATION

                                                                                                By:  /s/ Michael D. Witzeman
                                                                                                        ---------------------------------------
                                                                                                        Michael D. Witzeman
                                                                                                        Vice President and Controller

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. McNamara	President and Chief Executive Officer	May 23, 2018
Kevin J. McNamara	(Principal Executive Officer)

/s/ David P. Williams	Executive Vice President	May 23, 2018
David P. Williams	and Chief Financial Officer
(Principal Financial Officer)

/s/ Michael D. Witzeman	Vice President and Controller	May 23, 2018
Michael D. Witzeman	(Principal Accounting Officer)

Joel F. Gemunder*	Thomas P. Rice*	DIRECTORS
Patrick P. Grace*	Donald E. Saunders*
Thomas C. Hutton*	George J. Walsh III*
Walter L. Krebs*	Frank E. Wood*
Andrea R. Lindell*

/s/ Naomi C. Dallob		May 23, 2018
Naomi C. Dallob
Vice President, Chief Legal Officer and Secretary

----------------
*Naomi C. Dallob signing her name hereto signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed, filed with the Securities and Exchange Commission.

                                                                                                        /s/ Naomi C. Dallob
                                                                                                        -----------------------------------
                                                                                                        Naomi C. Dallob, Attorney-in-Fact

INDEX TO EXHIBITS

Page Number
or
Incorporation by Reference
Number
	Under Item 601	File Number
Exhibit	Regulation	and	Previous
Number	S-K	Filing Date	Exhibit

4.1	(4) Certificate of Incorporation	Form S-3	4.1
Reg. No.
33-44177
11/26/91

4.2	(4) Amendment to Certificate	Form S-8	4.1.1
	of Incorporation	Reg. No.333-109104
09/25/03

4.3	(4) Amendment to	Form S-4	3.3
	Certificate of	Reg. No. 333-115668
	Incorporation	05/20/04

4.4	(4) Amendment to	Form 8-K	3.1
	Certificate of	05/16/06
Incorporation

4.5	(4) 2018 Stock Incentive Plan	2018 Proxy	A
Statement
04/10/18

4.6	(4) Form of Option Grant	Form 10-K	10.51
03/28/05

5	5 Opinion and Consent of	E-1
Counsel

23	23 Consent of Independent	E-2
Accountants

24	24 Powers of Attorney	E-3 through E-11